Exhibit 99.1

Schaumburg, Illinois, March 3, 2026 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), a specialty chemicals platform delivering differentiated, performance-driven chemical solutions, is reporting its results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 Summary1

(in millions, except per share and margin)	Q4 2025	Q4 2024	Change
Net Sales	$18.8	$18.1	3.9%
Gross Profit	$3.4	$3.5	(2.9)%
Gross Profit Margin	18.3%	19.2%	-90bps
Net Income (Loss)	$(1.0)	$0.2	(600.0)%
Diluted Income (Loss) per Share	$(0.11)	$0.01	(1200.0)%
Adjusted EBITDA	$(1.1)	$(0.6)	-$0.5M
Adjusted EBITDA Margin	(6.1)%	(3.1)%	-304bps

Full Year 2025 Summary1

(in millions, except per share and margin)	2025	2024	Change
Net Sales	$74.9	$80.8	(7.3)%
Gross Profit	$17.2	$10.7	61.0%
Gross Profit Margin	23.0%	13.2%	972bps
Net Loss	$(5.6)	$(12.6)	(54.6)%
Diluted Loss per Share	$(0.58)	$(1.24)	(53.2)%
Adjusted EBITDA	$(0.6)	$(4.7)	+4.1M
Adjusted EBITDA Margin	(0.8)%	(5.8)%	5,051bps
______________
1On April 4, 2025, the Company closed on a transaction to sell substantially all of the assets of Bristol Metals, LLC (“BRISMET”). On June 30, 2025, the Company closed on a transaction to sell substantially all of the assets of American Stainless Tubing, Inc ("ASTI"). As a result, financial results from BRISMET and ASTI have been categorized into discontinued operations.

Management Commentary
“Fourth quarter results reflected normal seasonal softness, compounded by continued market softness across several end markets,” said Bryan Kitchen, President and Chief Executive Officer of Ascent Industries Co. “Despite that environment, the progress delivered across the full year underscores the strengthening earnings profile of the business.”

“Full-year results reflected a strong step forward, with gross profit increasing 61%, gross margin expanding by nearly 1,000 basis points, and Adjusted EBITDA improving by more than $4 million year over year, achieved while executing two divestitures and an asset carve-out associated with the Tubular segment.”

Kitchen added, “We are entering 2026 with a clean, focused, specialty chemicals platform. The actions taken over the past year are translating into higher-quality earnings and increasing operating leverage, positioning the Company to accelerate profitable growth as market conditions evolve.”

Fourth Quarter 2025 Financial Results
Net sales from continuing operations were $18.8 million compared to $18.1 million in the fourth quarter of 2024. The increase was a result of higher volume partially offset by decreases in average selling prices.

Gross profit from continuing operations decreased 2.9% to $3.4 million, or 18.3% of net sales, compared to $3.5 million, or 19.2% of net sales, in the fourth quarter of 2024. The decrease was primarily driven by increases in material and fulfillment costs.

Net loss from continuing operations increased to ($1.0) million, or ($0.11) diluted loss per share compared to net income from continuing operations of $0.2 million, or $0.01 diluted earnings per share, in the fourth quarter of 2024.

Adjusted EBITDA from continuing operations decreased to a loss of ($1.1) million in the fourth quarter of 2025, with adjusted EBITDA margin decreasing to (6.1)% compared to (3.4)% in the prior year period. The decrease was primarily driven by the aforementioned decrease in gross profit and by strategic investments in selling, general and administrative expenses.

Full Year 2025 Financial Results
Net sales from continuing operations were $74.9 million compared to $80.8 million in 2024. The decline was a result of lower volume partially offset by increased average selling prices.

Gross profit from continuing operations increased 61.0% to $17.2 million, or 23.0% of net sales, compared to $10.7 million, or 13.2% of net sales in 2024. The increase was primarily driven by continued cost management, strategic sourcing enhancements and product line optimization.

Net loss from continuing operations decreased to ($5.6) million, or ($0.58) diluted loss per share compared to a net loss from continuing operations of ($12.6) million, or ($1.24) diluted loss per share in 2024.

Adjusted EBITDA from continuing operations increased to ($0.6) million with adjusted EBITDA margin increasing to (0.8)% compared to Adjusted EBITDA of ($4.7) million and Adjusted EBITDA margin of (5.8)% in the prior year period. The increase was primarily driven by the aforementioned increase in gross profit partially offset by investments in selling, general and administrative expenses.

Liquidity
As of December 31, 2025, the Company had $57.6 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $11.4 million in availability under its revolving credit facility.

For the quarter ended December 31, 2025, the Company repurchased 19,749 shares at an average cost of $13.23 per share for approximately $0.3 million. For the year ended December 31, 2025, the Company repurchased 745,524 shares at an average cost of $12.26 per share for approximately $9.2 million.

Conference Call
Ascent will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the fourth quarter and year ended December 31, 2025.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, March 3, 2026
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 1-630-884-9181.

The conference call will also be broadcast live and available for replay via the webcast registration link above. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a specialty chemicals platform delivering differentiated, performance-driven chemical solutions. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe,"

"should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Investor Relations
1-630-884-9181
investorrelations@ascentco.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$57,606	$16,098
Accounts receivable, net of allowance for credit losses of $1,004 and $202, respectively	10,040	12,232
Advances and other receivables	5,389	52
Inventories	8,742	5,727
Prepaid expenses and other current assets	1,243	1,122
Current assets of discontinued operations	—	47,841
Total current assets	83,020	83,072
Property, plant and equipment, net	15,762	17,589
Right-of-use assets, operating leases, net	9,368	28,140
Intangible assets, net	2,833	3,445
Deferred charges, net	401	309
Other non-current assets, net	553	512
Long-term assets of discontinued operations	—	14,183
Total assets	$111,937	$147,250

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$5,490	$6,836
Accrued expenses and other current liabilities	5,389	3,598
Current portion of note payable	433	369
Current portion of operating lease liabilities	712	1,495
Current portion of finance lease liabilities	331	293
Current liabilities of discontinued operations	—	9,756
Total current liabilities	12,355	22,347
Long-term portion of operating lease liabilities	11,496	29,972
Long-term portion of finance lease liabilities	808	1,015
Deferred income taxes	241	320
Other long-term liabilities	45	51
Total non-current liabilities	12,590	31,358
Total liabilities	$24,945	$53,705

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 9,400,898 and 10,072,590 shares outstanding as of December 31, 2025 and 2024, respectively	$11,085	$11,085
Capital in excess of par value	48,276	47,339
Retained earnings	45,786	44,919
	105,147	103,343
Less: cost of common stock in treasury - 1,684,205 and 1,012,513 shares, respectively	(18,155)	(9,798)
Total shareholders' equity	86,992	93,545
Total liabilities and shareholders' equity	$111,937	$147,250
Note: The condensed consolidated balance sheets at December 31, 2024 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss)
($ in thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$18,759	$18,122	$74,942	$80,763
Cost of sales	15,320	14,636	57,730	70,071
Gross profit	3,439	3,486	17,212	10,692
Selling, general and administrative	6,525	5,381	24,093	20,899
Research and development	71	—	71	—
Acquisition costs and other	65	609	731	662
Asset impairments	—	—	1,622	—
Gain on lease modification	(1,733)	—	(2,278)	(67)
Operating loss from continuing operations	(1,489)	(2,504)	(7,027)	(10,802)
Other expense (income)
Interest (income) expense, net	(365)	94	(712)	417
Other, net	(171)	(145)	(753)	(448)
Loss from continuing operations before income taxes	(953)	(2,453)	(5,562)	(10,771)
Income tax expense (benefit)	54	(2,608)	22	1,806
Income (loss) from continuing operations	(1,007)	155	(5,584)	(12,577)
Income (loss) from discontinued operations, net of tax	(32)	(1,182)	6,451	(1,021)
Net income (loss)	$(1,039)	$(1,027)	$867	$(13,598)

Net income (loss) per common share from continuing operations:
Basic	$(0.11)	$0.02	$(0.58)	$(1.24)
Diluted	$(0.11)	$0.01	$(0.58)	$(1.24)

Net income (loss) per common share from discontinued operations:
Basic	$—	$(0.12)	$0.67	$(0.11)
Diluted	$—	$(0.11)	$0.67	$(0.11)

Net income (loss) per common share:
Basic	$(0.11)	$(0.10)	$0.09	$(1.35)
Diluted	$(0.11)	$(0.10)	$0.09	$(1.35)

Weighted average shares outstanding:
Basic	9,377	10,090	9,643	10,106
Diluted	9,377	10,338	9,643	10,106

Adjusted EBITDA[1]	$(1,146)	$(555)	$(571)	$(4,695)
1We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Ascent Industries Co.
Consolidated Statements of Cash Flows
($ in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$867	$(13,598)
Income (loss) from discontinued operations, net of tax	6,451	(1,021)
Net loss from continuing operations	(5,584)	(12,577)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation expense	3,574	3,884
Amortization expense	612	695
Amortization of debt issuance costs	258	105
Asset impairments	1,622	—
Deferred income taxes	22	1,806
Loss on disposal of property, plant and equipment	1	289
(Reduction of) provision for losses on accounts receivable	(569)	51
Non-cash lease expense	128	111
Gain on lease modification	(2,278)	(67)
Stock-based compensation expense	1,302	760
Changes in operating assets and liabilities:
Accounts receivable and advances	(2,576)	2,762
Inventories	(3,015)	5,039
Other assets and liabilities	(521)	(160)
Accounts payable	(1,565)	(3,246)
Accrued expenses	1,469	40
Accrued income taxes	(149)	1,485
Net cash (used in) provided by operating activities - continuing operations	(7,269)	977
Net cash provided by operating activities - discontinued operations	6,750	13,704
Net cash (used in) provided by operating activities	(519)	14,681
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,544)	(1,120)
Net cash used in investing activities - continuing operations	(1,544)	(1,120)
Net cash provided by investing activities - discontinued operations	52,525	2,025
Net cash provided by investing activities	50,981	905
Cash flows from financing activities:
Borrowings from credit facilities	137,075	197,898
Proceeds from note payable	1,085	914
Proceeds from exercise of stock options	415	—
Payments on credit facilities	(137,075)	(197,898)
Payments on note payable	(1,021)	(906)
Principal payments on finance lease obligations	(287)	(289)
Repurchase of common stock	(9,137)	(1,037)
Net cash used in financing activities - continuing operations	(8,945)	(1,318)
Net cash used in financing activities - discontinued operations	(19)	(11)
Net cash used in financing activities	(8,964)	(1,329)
Increase in cash and cash equivalents	41,498	14,257
Cash and cash equivalents of discontinued operations	—	10
Cash and cash equivalents, beginning of period	16,108	1,841
Cash and cash equivalents, end of period	$57,606	$16,108

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2025	2024	2025	2024
Consolidated
Net income (loss) from continuing operations	$(1,007)	$155	$(5,584)	$(12,577)
Adjustments:
Interest (income) expense, net	(365)	94	(712)	417
Income taxes	54	(2,608)	22	1,806
Depreciation	851	961	3,576	3,884
Amortization	153	174	611	695
EBITDA	(314)	(1,224)	(2,087)	(5,775)
Acquisition costs and other	65	609	731	662
Asset impairments	—	—	1,622	—
Gain on lease modification	(1,733)	—	(2,278)	(67)
Stock-based compensation	752	45	1,070	193
Non-cash lease expense	43	15	128	112
Retention expense	—	—	—	3
Restructuring and severance costs	41	—	243	177
Adjusted EBITDA	$(1,146)	$(555)	$(571)	$(4,695)
% sales	(6.1)%	(3.1)%	(0.8)%	(5.8)%

Specialty Chemicals
Net income (loss)	$(676)	$1,775	$3,700	$1,093
Adjustments:
Interest expense, net	14	17	52	75
Depreciation	810	946	3,481	3,809
Amortization	153	174	611	695
EBITDA	301	2,912	7,844	5,672
Acquisition costs and other	—	477	93	477
Stock-based compensation	123	—	126	7
Non-cash lease expense	15	9	45	66
Restructuring and severance costs	14	—	14	110
Specialty Chemicals Adjusted EBITDA	$453	$3,398	$8,122	$6,332
% segment sales	2.4%	18.7%	10.8%	7.8%